EXHIBIT 10.25

Summary of Real Estate Lease Supplementary Agreement, Effective March 15, 2003, Between Guangzhou Donghe Real Estate Development Co., Ltd. and Ji Da Information (Shanghai) Co., Ltd.

Lessor (Party A): Guangzhou Donghe Real Estate Development Co., Ltd.

Lessee (party B): Ji Da Information (Shanghai) Co., Ltd.

Date of Signing

February 14, 2003

Property Description

Location: Room 01, Floor 17, Jian Li Bao Building, Dongfeng Zhong Lu No. 410

Square footage: 470.78 m2 in architectural area

Type: office space

Term of Lease

Effective Period: from March 15, 2003 to March 14, 2005 (2 years)

Extension: Party A and Party B may reach the extension of the agreement only at 3 months before the expiration.

Rental Use

Office use

Rent Amount

RMB 37,662.4 Yuan per month in total.

Major Obligations of Either Party

Party A shall:

1.	be responsible for the maintaining work of building;

2.	shall notify Party B in writing one month in advance for the name changing of the building;

3.	take reasonable measures to avoid disturbing Party B’s normal usage of the building when it rebuilds, replaces, changes and repairs the building and its appearance, ornament and style.

Party B shall:

1.	be liable for the payment of rent, management fees and other fees under the terms and conditions of this contract;

2.	use the apartment under the terms and conditions of this contract;

3.	get valid business license and business operation license in the term of lease.

Termination Events

1.	upon the expiration of the contract

2.	both parties agree to terminate the contract

3.	in case any party (i) does not perform, (ii) delays to perform its substantial obligations and does not perform in a reasonable period after the non-defaulting party’s urgency, or (iii) the nonperformance, delay and other breaching actions cause the performance of the other part to become unnecessary

Security deposit and other refundable or non- refundable payment

1.	Deposit: RMB 101,688.48 Yuan (consisting of 2 months’ rent plus 2 months’ management fee).

2.	Management fees according to the Covenant on Jian Li Bao Building Management.

3.	Building tax and land-use fee (by Party A), other fees for outfitting, maintaintance, water, electricity, telephone, cleaning and insecticide (by Party B).

Dispute Resolution

The parties have agreed to present all their disputes to the court with jurisdiction.